Exhibit 10.1

Execution Version

Extension Agreement to credit agreement

This EXTENSION AGREEMENT TO CREDIT AGREEMENT (this “Extension Agreement”) is made and entered into as of December 14, 2016, by and among CABOT CORPORATION, a Delaware corporation (the “Company”), the Designated Borrowers as of the date hereof (together with the Company, collectively, the “Borrowers”), JPMORGAN CHASE BANK, N.A., as Administrative Agent, and Lenders constituting Required Lenders as of the date hereof.

WHEREAS, the Borrowers are party to that certain Credit Agreement, dated as of October 23, 2015 (as the same may be amended and in effect from time to time, the “Credit Agreement”), among the Borrowers, the Lenders from time to time party thereto and the Administrative Agent; and

WHEREAS, the Borrowers have requested that the Maturity Date be extended from October 23, 2020 to October 23, 2021 pursuant to Section 2.24 of the Credit Agreement (the “Extension”) and that the Required Lenders waive the notice requirements set forth in Section 2.24 of the Credit Agreement (the “Waiver”); and

WHEREAS, certain Lenders constituting Required Lenders under the terms of the Credit Agreement and the Agent are willing to agree to the Extension and the Waiver provided that Borrower agrees to certain amendments to the Credit Agreement as set forth herein, and certain Lenders constituting Required Lenders under the terms of the Credit Agreement have agreed, on the terms and subject to the conditions set forth herein, to grant the Extension, the Waiver and make certain amendments to the Credit Agreement; and

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. Definitions; Loan Document.  Capitalized terms used in this Extension Agreement without definition shall have the meaning assigned to such terms in the Credit Agreement.  This Extension Agreement shall constitute a Loan Document for all purposes of the Credit Agreement and the other Loan Documents.

2. Extension of Scheduled Maturity Date.

a. Consent; Extension Effective Date. Subject to the satisfaction of the conditions precedent set forth in Section 9 below, each Lender that executes a signature page to this Extension Agreement (each, a “Extending Lender”, and each Lender declining to agree to the requested extension being called a “Non-Extending Lender”), (i) hereby consents to the Extension and (ii) agrees that the Maturity Date with respect to each Extending Lender shall be October 23, 2021.  With respect to each Non-Extending Lender, the existing Maturity Date of October 23, 2020 shall remain in effect.

b. Waiver of Notice Requirement. The parties hereto agree that the Company’s notice requirements set forth in Section 2.24(a) of the Credit Agreement are hereby waived and shall not be applicable to the Extension.

3. Amendments to Section 1.01 (Defined Terms).  Section 1.01 of the Credit Agreement is hereby amended as follows:

a. New Definitions.  Section 1.01 of the Credit Agreement is hereby amended by adding the following new definitions in alphabetical order:

““Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.”

““Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.”

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““EEA Financial Institution” means (a) any institution established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.”

““EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein and Norway.”

““EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.”

““EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.”

““Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.”

b. Amended Definitions.  Section 1.01 of the Credit Agreement is hereby amended by:

i. Amending subclause (d) of the definition of “Defaulting Lender” by replacing the words “Bankruptcy Event” with the following:  “(A) Bankruptcy Event or (B) a Bail-In Action”.

ii. Amending and restating the following definitions in their entirety to read as follows:

““Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, or by the United Nations Security Council, the European Union,  any European Union member state, Her Majesty’s Treasury of the United Kingdom, or other relevant sanctions authority, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person owned or controlled by any such Person or Persons described in the foregoing clauses (a) or (b).”

““Sanctions” means all economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, or (b) the United Nations Security Council, the European Union, any European Union member state, Her Majesty’s Treasury of the United Kingdom, or other relevant sanctions authority.”

4. Amendment to Section 2.05 (Swingline Loans).  Section 2.05 of the Credit Agreement is hereby amended by adding new subclauses (e) and (f) thereof to read as follows:

“(e) Any Swingline Lender may be replaced at any time by written agreement among the Company, the Administrative Agent, the replaced Swingline Lender and the successor Swingline Lender.  The Administrative Agent shall notify the Lenders of any such replacement of a Swingline Lender.  At the time any such replacement shall become effective, the Company shall pay all unpaid interest accrued for the account of the replaced Swingline Lender pursuant to Section 2.13(a).  From and after the effective date of any such replacement, (x) the successor Swingline Lender shall have all the rights and obligations of the replaced Swingline Lender under this Agreement with respect to Swingline Loans made thereafter and (y) references herein to the term “Swingline Lender” shall be deemed to refer to such successor or to any previous Swingline Lender, or to such successor and all previous Swingline Lenders, as the context shall require.  After the replacement of a Swingline Lender hereunder, the replaced Swingline Lender shall remain a party hereto and shall continue to have all the rights and obligations of a Swingline Lender under this Agreement with respect to Swingline Loans made by it prior to its replacement, but shall not be required to make additional Swingline Loans.

(f) Subject to the prior appointment and acceptance of a successor Swingline Lender, any Swingline Lender may resign as a Swingline Lender at any time upon thirty days’ prior written notice to the Administrative Agent, the Company and the Lenders, in which case, such Swingline Lender shall be replaced in accordance with Section 2.05(e) above.”

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5.Amendment to Section 2.06 (Letters of Credit).  Section 2.06(i) of the Credit Agreement is hereby amended by adding the following sentence at the end thereof:  “Subject to the prior appointment and acceptance of a successor Issuing Bank, any Issuing Bank may resign as an Issuing Bank at any time upon 30 days’ prior written notice to the Administrative Agent, the Company and the Lenders, in which case, such Issuing Bank shall be replaced in accordance with this Section 2.06(i).”

6. Amendment to add new Section 3.15 (EEA Financial Institutions).  The Credit Agreement is hereby amended by adding a new Section 3.15, in appropriate numerical order, to read as follows:

“SECTION 3.15. EEA Financial Institutions. No Borrower is an EEA Financial Institution.”

7. Amendment to add new Section 9.16 (Acknowledgement and Consent to Bail-In of EEA Financial Institutions).  The Credit Agreement is hereby amended by adding a new Section 9.16, in appropriate numerical order, to read as follows:

“SECTION 9.16.  Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

(b) the effects of any Bail-In Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.”

8. No Waiver.  Nothing contained in this Extension Agreement shall be deemed to (i) constitute a waiver of any Default or Event of Default that may heretofore or hereafter occur or have occurred and be continuing or to otherwise modify any provision of the Credit Agreement or any other Loan Document (except as a result of the amendments expressly set forth in Paragraphs 2 through 7 of this Extension Agreement), or (ii) give rise to any defenses or counterclaims to the Administrative Agent’s or any of the Lenders’ right to compel payment of the Obligations when due or to otherwise enforce their respective rights and remedies under the Credit Agreement and the other Loan Documents.

9. Conditions to Effectiveness.  This Extension Agreement shall become effective on the date upon which the Administrative Agent (or its counsel) shall have received, in form and substance reasonably satisfactory to the Administrative Agent:

a. Counterparts of this Extension Agreement executed by each of the Borrowers and each of the Lenders constituting Required Lenders (which may include telecopy or any other electronic transmission of a signed signature page of this Extension Agreement);

b. Such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence, corporate power and authority and good standing of each Borrower, the authorization of the extension and transactions hereunder and any other legal matters relating to the Borrowers, the Loan Documents, Extension Agreement, and the transactions hereunder, all in form and substance satisfactory to the Administrative Agent and its counsel; and

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c. A certificate executed by a Financial Officer of the Company, dated as of the effective date hereof, stating that (A) as of such date, no Default has occurred and is continuing or would result from such extension of the Maturity Date and (B) the representations and warranties of the Borrowers set forth in the Loan Documents are true in all material respects (or in all respects if the applicable representation or warranty is already qualified by concepts of materiality) on and as of such date (except to the extent any such representations or warranties are limited to an earlier date, in which case such representations and warranties shall be true in all material respects as of such earlier date).

10. Legal Fees.  The Company agrees to pay promptly, upon receiving an invoice therefor, all fees, charges and disbursements of Goulston & Storrs, PC, counsel to the Administrative Agent (directly to such counsel if requested by the Administrative Agent) incurred in connection with this Extension Agreement.

11. Representations and Warranties.  The Borrowers represent and warrant to the Administrative Agent and the Lenders as follows:

(a) The execution, delivery and performance of this Extension Agreement and the transactions contemplated hereby (i) are within each Borrower’s corporate powers, (ii) have been duly authorized by all necessary corporate and, if required, stockholder action, (iii) been duly executed and delivered by each Borrower, (iv) do not and will not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority or any other Person, (v) do not and will not violate any applicable law, rule or regulation of any Governmental Authority or any Organization Document of any Borrower, and (vi) do not and will not conflict with or result in any material breach or contravention of, or the creation of any material Lien under, or require any material payment to be made under (A) any material Contractual Obligation to which any Borrower is a party or affecting any Borrower or the properties of any Borrower or any of its Subsidiaries or (B) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which any Borrower or the properties of any Borrower or any of its Subsidiaries is subject.

(b) This Extension Agreement has been duly executed and delivered by each Borrower that is party hereto and constitutes a legal, valid and binding obligation of each Borrower, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(c) The representations and warranties made by the Borrowers in the Loan Documents are true and correct in all material respects (or in all respects if the applicable representation or warranty is already qualified by concepts of materiality) on and as of the date hereof, as though made on the date hereof.

(d) After giving effect to this Extension Agreement, no Default or Event of Default has occurred and is continuing or would result therefrom.

12. Ratification, etc.  Except for certain provisions that are expressly amended or waived by this Extension Agreement, the Credit Agreement, the other Loan Documents and all documents, instruments and agreements related thereto are hereby ratified and confirmed in all respects and shall continue in full force and effect.  This Extension Agreement and the Credit Agreement shall hereafter be read and construed together as a single document, and all references in the Credit Agreement, any other Loan Document or any agreement or instrument related to the Credit Agreement shall hereafter refer to the Credit Agreement as amended by this Extension Agreement.

13. Reaffirmation of Guarantee.  The Company hereby reaffirms its guarantee contained in Article IX of the Credit Agreement of the payment when and as due of the Obligations of the Designated Borrowers, and acknowledges and agrees that such guarantee is and shall remain in full force and effect after giving effect to this Extension Agreement.

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14. GOVERNING LAW.  THIS EXTENSION AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

15. Counterparts.  This Extension Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  Delivery of an executed counterpart of a signature page of this Extension Agreement by telecopy, emailed .pdf or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this Extension Agreement.

[Signature Pages Follow]

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IN WITNESS WHEREOF, each of the undersigned has duly executed this Extension Agreement to Credit Agreement as a sealed instrument as of the date first set forth above.

CABOT CORPORATION, as the Company and a Borrower

By:	/s/Steven Delahunt
Name: Steven Delahunt
Title: Vice President and Treasurer

Signature Pages to Extension Agreement to Credit Agreement (JPM/Cabot)

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JPMORGAN CHASE BANK, N.A., as Administrative Agent, an Issuing Lender, a Lender and an Extending Lender

By:	/s/D. Scott Farquhar
Name: D. Scott Farquhar
Title: Executive Director

Signature Pages to Extension Agreement to Credit Agreement (JPM/Cabot)

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CITIBANK, N.A., as an Issuing Bank, an Extending Lender and a Lender

By:	/s/Michael Vondriska
Name: Michal Vondriska
Title: Vice President

Signature Pages to Extension Agreement to Credit Agreement (JPM/Cabot)

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Mizuho Bank, Ltd., as an Extending Lender

By:	/s/Donna MeMagistris
Name: Donna MeMagistris
Title: Authorized Signatory

Signature Pages to Extension Agreement to Credit Agreement (JPM/Cabot)

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TD BANK, N.A. as an Extending Lender

By:	/s/Alan Garson
Name: Alan Garson
Title: Senior Vice President

Bank of America, N.A., as an Extending Lender

By:	/s/Molly Kropp
Name: Molly Kropp
Title: Vice President

Wells Fargo Bank, N.A., as an Extending Lender

By:	/s/Christopher S. Allen
Name: Christopher S. Allen
Title: Senior Vice President

BANK OF CHINA, NEW YORK BRANCH, as an Extending Lender

By:	/s/Raymond Qiao
Name: Raymond Qiao
Title: Managing Director

U.S. BANK NATIONAL ASSOCIATION, as an Extending Lender

By:	/s/Mark Irey
Name: Mark Irey
Title: Vice President

Citizens Bank, N.A., as an Extending Lender

By:	/s/Caroline Conole
Name: Caroline Conole
Title: Officer

PNC Bank, National Association, as an Extending Lender

By:	/s/Michael Richards
Name: Michael Richards
Title: Senior Vice President and Managing Director

GOLDMAN SACHS BANK USA, as an Extending Lender

By:	/s/Josh Rosenthal
Name: Josh Rosenthal
Title:Authorized Signatory

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